As filed with the Securities and Exchange Commission on April 16, 1997
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       CBT GROUP PUBLIC LIMITED COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         REPUBLIC OF IRELAND                             N.A.
-------------------------------------     ------------------------------------
   (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)


                       CBT GROUP PUBLIC LIMITED COMPANY
                             1005 HAMILTON COURT
                            MENLO PARK, CA 94025
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                APPLIED LEARNING LIMITED EXECUTIVE OPTION PLAN
                         1996 SUPPLEMENTAL STOCK PLAN
                           (FULL TITLE OF THE PLAN)


                            GREGORY M. PRIEST, ESQ.
                             CBT SYSTEMS USA LTD.
                              1005 HAMILTON COURT
                             MENLO PARK, CA  94025
                                (415) 614-5900
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   Copy to:
                             ALAN K. AUSTIN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050

                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED
                                                                                MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
                  TITLE OF SECURITIES                      AMOUNT TO BE      OFFERING PRICE  AGGREGATE OFFERING   REGISTRATION
                    TO BE REGISTERED                        REGISTERED         PER SHARE            PRICE              FEE
------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value IR37.5p per Share
------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares reserved under the CBT Group                   250,000       $96.50/(1)/        $24,125,000.00       $7,310.61
PLC 1996 Supplemental Stock Plan
------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares issuable upon exercise of outstanding            4,479       $51.93/(3)/          $232,549.47        $   70.47
 options under the Applied Learning Limited Executive
 Option Plan /(2)/
------------------------------------------------------------------------------------------------------------------------------
     TOTAL                                                     254,479                          $24,357,549.47       $7,381.09
==============================================================================================================================

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Registrant's American Depositary Shares ("ADSs") on the Nasdaq National Market on April 14, 1997.
(2) Options to purchase 600,000 ordinary shares of Applied Learning Limited ("ALA") under the ALA Executive Option Plan were assumed by the Registrant pursuant to the transactions contemplated by that certain Implementation Deed and Scheme of Arrangement, as amended, among the Registrant, ALA, and the directors of ALA dated as of November 26, 1996.
(3) With respect to outstanding options to purchase ordinary shares of ALA under the ALA Executive Option Plan, the Proposed Maximum Offering Price Per Share is estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. On an as-converted basis to the Registrant's Ordinary Shares, the weighted average exercise price for the outstanding ALA options is $51.93 per Ordinary Share of the Registrant, and such options are exercisable for an aggregate of 4,479 Ordinary Shares of the Registrant.
===============================================================================

                        CBT GROUP PUBLIC LIMITED COMPANY

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
--------------------------------------------------

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

       The following documents and information previously filed by CBT Group Public Limited Company (the "Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

       (a) The Company's Annual Report on Form 10-K filed March 31, 1997 for the fiscal year ended December 31, 1996, and the amendment thereto filed on Form 10-K/A on April 15, 1997.

       (b) The description of the Company's Ordinary Shares as contained in the Company's Report on Form 8-A filed on March 9, 1995 and Amendment No. 1 thereto on Form 8-A/A filed on April 10, 1995.

       (c) The Company's Reports on Form 8-K dated February 28, 1997 and filed on March 14, 1997, pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

       Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

       Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

       The Company's Articles of Association authorize the Company to indemnify the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The Company's subsidiary, CBT

Systems USA Ltd., has entered into indemnification agreements with its directors and officers and directors and officers of the Company serving at the request of CBT Systems USA Ltd. The indemnification agreements under certain circumstances require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company has obtained directors and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates or employees for certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not applicable.


Item 8.  EXHIBITS

       Exhibit
       Number                                              Document
      ---------         -------------------------------------------------------------------------------
         4.1            Applied Learning Limited Executive Option Plan, including form of stock option agreement thereunder.
         4.2*           CBT Group PLC 1996 Supplemental Stock Plan.
         5.1            Opinion of Binchys, Solicitors with respect to the securities being registered.
        23.1            Consent of Ernst & Young, Chartered Accountants.
        23.2            Consent of Binchys, Solicitors (contained in Exhibit 5.1).
        24.1            Power of Attorney (See Registration Statement Signature Page).

-------------------
* Incorporated by reference to Exhibit 10.16 included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Commission on March 31, 1997.

Item 9.   UNDERTAKINGS
          ------------

    (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemni fication is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant, CBT Group Public Limited Company, a corporation organized and existing under the laws of the Republic of Ireland, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on this 14th day of April, 1997.

                                   CBT GROUP PUBLIC LIMITED COMPANY



                                   By: /s/JAMES J. BUCKLEY
                                      ---------------------------------------
                                        James J. Buckley, President
                                        and Chief Executive Officer

                               POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buckley and Gregory M. Priest, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                          Date
---------                                 -----                          ----
/s/WILLIAM G. MCCABE      Chairman of the Board                     April 14, 1997
----------------------
William G. McCabe

/s/JAMES J. BUCKLEY      President, Chief Executive Officer         April 14, 1997
----------------------   (Principal Executive Officer) and
James J. Buckley         Director


/s/GREGORY M. PRIEST     Vice President, Finance, and Chief         April 14, 1997
----------------------   Financial Officer (Principal Financial
Gregory M. Priest        Officer), Director and U.S.
                         Representative


/s/JOHN P. HAYES         Group Financial Controller (Principal      April 14, 1997
----------------------   Accounting Officer) and Director
John P. Hayes

                         Director
----------------------
John M. Fortune

                         Director
----------------------
Patrick J. McDonagh

/s/JOHN M. GRILLOS       Director                                   April 14, 1997
----------------------
John M. Grillos

                              INDEX TO EXHIBITS

       Exhibit
       Number                                              Document
      ---------         -------------------------------------------------------------------------------
         4.1            Applied Learning Limited Executive Option Plan, including form of stock option agreement thereunder.
         4.2*           CBT Group PLC 1996 Supplemental Stock Plan.
         5.1            Opinion of Binchys, Solicitors with respect to the securities being registered.
        23.1            Consent of Ernst & Young, Chartered Accountants.
        23.2            Consent of Binchys, Solicitors (contained in Exhibit 5.1).
        24.1            Power of Attorney (See Registration Statement Signature page).

-------------------
* Incorporated by reference to Exhibit 10.16 included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission on March 31, 1997.